Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

Contact Info:

Laura	Crowley
Director	of Investor Relations and Public Relations
SYNNEX	Corporation
(510)	668-3715
laurack@synnex.com

SYNNEX Corporation Reports Third Quarter 2006 Results

FREMONT, CA—September 21, 2006—SYNNEX Corporation (NYSE: SNX), a global IT supply chain services company, today announced financial results for its fiscal third quarter ended August 31, 2006.

For the third quarter of fiscal 2006, revenues increased by 14.4% to $1.59 billion compared to $1.39 billion for the quarter ended August 31, 2005. Net income for the third quarter increased 52.5% to $13.8 million, or $0.43 per share, compared with $9.0 million, or $0.29 per share in the prior year quarter.

Adjusted earnings on a non-Generally Accepted Accounting Principles, or non-GAAP, basis for the third quarter of fiscal 2006 was $14.4 million, or $0.45 per share, which is net income adjusted to exclude share-based compensation expense of $0.6 million, net of tax, or $0.02 per share, compared with adjusted net income of $10.5 million, or $0.34 per share in the prior year quarter. Net income calculated in accordance with GAAP prior to fiscal 2006 did not include share-based compensation expense due to the adoption of SFAS 123(R) in the first quarter of fiscal 2006. The non-GAAP results for the third quarter of fiscal 2005 exclude, net of tax, $0.5 million in restructuring charges related to the Company’s Canada operations and a $1.0 million non-operating loss on the Company’s equity investment in MCJ Company, Ltd., related to the sale of the Company’s former Japan operations.

“I am pleased by our performance in the third quarter, especially considering the fact that each of our operating regions contributed to our sales and profit growth,” said Robert T. Huang, President and Chief Executive Officer. “While we still have much work to do, I am very encouraged by our current results, which we believe are reflective of the investments we have made in our business over the past year. Our ongoing goal is to build on these achievements.”

Third Quarter Financial Highlights:

•	Distribution revenues were $1.46 billion, an increase of 15.4% over the prior year quarter.

•	Contract assembly revenues were $134.4 million, an increase of 4.9% over the prior year quarter.

•	Income from continuing operations was $23.5 million, or 1.48% of revenues, versus $19.7 million, or 1.42% of revenues in the prior year quarter. Income from continuing operations on a non-GAAP basis, which excludes approximately $0.9 million of share-based compensation expense, was $24.4 million, or 1.53% of revenues. In the prior year quarter, income from continuing operations on a non-GAAP basis, which excludes approximately $0.8 million in Canadian restructuring charges, was $20.6 million, or 1.48% of revenues.

•	Income from distribution continuing operations was $22.0 million, or 1.51% of distribution revenues, versus $17.0 million, or 1.35% of distribution revenues in the prior year quarter. Income from distribution continuing operations on a non-GAAP basis, excluding share-based compensation expense, was $22.9 million, or 1.57% of distribution revenues. In the prior year quarter, income from distribution continuing operations on a non-GAAP basis, excluding Canadian restructuring charges, was $17.9 million or 1.42% of distribution revenues.

•	Income from contract assembly continuing operations was $1.5 million, or 1.10% of contract assembly revenues, versus $2.7 million, or 2.09% of contract assembly revenues in the prior year quarter. Non-GAAP and GAAP income from contract assembly continuing operations were essentially the same in both periods.

•	Third quarter depreciation and amortization were $1.4 million and $1.0 million, respectively. Third quarter capital expenditures were $1.1 million.

•	Off-balance sheet borrowings totaled approximately $244.0 million at August 31, 2006.

Fourth Quarter Fiscal 2006 Outlook:

The following statements are based on the Company’s current expectations for the fourth quarter of fiscal 2006. The outlook amounts do not include any impact of special charges or restructuring amounts that could be incurred. These statements are forward-looking and actual results may differ materially.

•	Revenues are expected to be in the range of $1.67 billion to $1.72 billion.

•	Net income is expected to be in the range of $14.2 million to $14.9 million.

•	Earnings per share are expected to be in the range of $0.44 to $0.46.

The effect of share-based and other related non-cash compensation expense, which is included in the above figures, will approximate $0.03 per share in the fourth quarter of fiscal 2006.

The calculation of earnings per share for the fourth quarter of fiscal 2006 is based on an approximate diluted weighted average share count of 32.3 million.

Conference Call and Webcast

SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PDT). A webcast of the call will be available at http://ir.synnex.com. The conference call can be accessed by dialing 866-835-8907 in North America or 703-639-1414 outside North America. The confirmation code for the call is 964112. A replay of the conference call will be available at http://ir.synnex.com approximately two hours after the conference call has concluded and will be archived until October 5, 2006.

About SYNNEX

Founded in 1980, SYNNEX Corporation is a global IT supply chain services company offering a comprehensive range of services to original equipment manufacturers, software publishers and reseller customers worldwide. SYNNEX offers product distribution, related logistics services, demand generation marketing and contract assembly and works with the leading industry suppliers of IT systems, peripherals, system components, software and networking equipment. Additional information about SYNNEX may be found online at www.synnex.com.

Use of Non-GAAP Financial Information

To supplement the financial results presented in accordance with GAAP, SYNNEX uses the following non-GAAP financial measures: non-GAAP operating expenses, non-GAAP income from distribution continuing operations, non-GAAP income from contract assembly continuing operations, non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share. The Company presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate operating results. Because these non-GAAP measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP.

SYNNEX management uses each of the non-GAAP financial measures internally to understand, manage and evaluate the business. SYNNEX management believes it is useful for the Company and investors to review, as applicable, both GAAP information, which includes share-based compensation expense, Canadian restructuring charges, penalty on early debt payment, gain on sale of Japan operation, income from discontinued operations, and gain on Japan investment and the non-GAAP measures, which exclude this information, in order to assess the performance of the Company’s continuing businesses and for planning and forecasting in future periods. Each of these non-GAAP measures is intended to provide investors with an understanding of the Company’s operational results and trends that more readily enable investors to analyze SYNNEX’ base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends. The management of SYNNEX believes each of these non-GAAP financial measures is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

The Company’s non-GAAP financial measures reflect adjustments based on the following items:

•	Share-based compensation expense: The Company’s operating expenses include share-based compensation related to adoption of Statement of Financial Accounting Standard 123(R)—Share-Based Payment. The Company believes it is useful to highlight the effect of this share-based compensation expense because, in compliance with historical practices under previously applicable accounting principles, the Company has not historically expensed share-based compensation. However, share-based compensation is a key incentive offered to SYNNEX employees, and the Company believes it contributed to the revenue earned during the period and will contribute to future revenue generation. Share-based compensation expenses will recur in future periods.

•	Canadian restructuring charges: The Company incurred significant expenses during fiscal 2005 in connection with the acquisition of Canadian-based EMJ Data Systems Ltd. (EMJ) that would not have otherwise been incurred. The restructuring charges primarily consisted of employee termination benefits, facilities exit expenses and other related expenses. The Company believes that it is useful for investors to understand the effect of these expenses on the overall cost structure of the Company. Although restructuring charges are not recurring with respect to past acquisitions, the Company expects to incur these types of charges in connection with future acquisitions.

•	Penalty on early debt payment: The Company has excluded the effects of a penalty on an early debt payment from GAAP net income because this cost was associated with restructuring of debt acquired as a result of the EMJ acquisition. This non-GAAP adjustment is intended to reflect a one time non-recurring cost that is not directly associated with the Company’s normal operations. The Company believes this adjustment is useful to investors as a measure of a one time non-recurring cost that is not a recurring part of continuing operations.

•	Gain on sale of Japan operations: The Company sold 93% of its Japan operations in exchange for 25,809 shares of MCJ Company Limited (MCJ), a public entity in Japan. Based on the closing price of MCJ shares on the sale date, SYNNEX recognized a gain on the sale of the Japan operations. The Company has excluded the gain on the sale of the Japan operation from its non-GAAP net income in the nine months ended August 31,2005, as this gain is not directly associated with the Company’s continuing operations and it will not be recurring. The Company believes this adjustment is useful to investors as a measure of a one time non-recurring gain that is not a recurring part of continuing operations.

•	Income from discontinued operations: The Company has excluded, from its non-GAAP net income, the results associated with the Company’s discontinued Japan operations. This non-GAAP adjustment is intended to exclude discontinued operation results from the Company’s net income results. The Company believes this exclusion helps investors to compare and analyze the Company’s current continuing operating results.

•	Loss on Japan investment: As noted above, the Company received shares of MCJ, as part of the sale of SYNNEX Japan. The Company has excluded the mark-to-market loss and impact of foreign exchange fluctuations associated with this investment from the non-GAAP net income in the three and the nine months ended August 31, 2005 because the Company does not believe that any movement in stock price of the investment or foreign currency fluctuations is part of the Company’s on-going operating business. The Company believes this exclusion helps investors to compare and analyze the Company’s current continuing operating results.

Safe Harbor Statement

Statements in this press release regarding SYNNEX Corporation, which are not historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding our investment in our business, our goal to build on our third quarter achievements, our expectations of our revenues, net income and earnings per share for the fourth quarter of fiscal 2006, the effect of share-based compensation and other non-compensation expenses on our revenue, the anticipated benefits to our management, investors and analysts of our non-GAAP financial measures and the purpose of using non-GAAP financial measures, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in IT spending; the loss or consolidation of one or more of our significant OEM suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; variations in our levels of excess inventory and doubtful accounts and changes in the terms of OEM supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; risks associated with our international operations; uncertainties and variability in demand by our reseller and contract assembly customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers, and negative trends in their businesses; any future incidents of theft; risks associated with our contract assembly business and other risks and uncertainties detailed in our Form 10-Q for the fiscal quarter ended May 31, 2006 and from time to time in our SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.

Copyright 2006 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX and the SYNNEX Logo Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

Source: SYNNEX Corporation

SYNNEX Corporation

Consolidated Balance Sheets

(in thousands)

(unaudited)

	August 31, 2006	November 30, 2005
Assets
Current assets:
Cash and cash equivalents	$21,253	$13,636
Short-term investments	10,740	27,985
Accounts receivable, net	382,872	342,322
Receivable from vendors, net	93,537	82,721
Receivable from affiliates	941	5,177
Inventories	548,943	494,617
Deferred income taxes	15,434	15,445
Current deferred assets	13,937	—
Other current assets	8,845	10,908

Total current assets	1,096,502	992,811

Property and equipment, net	35,959	33,713
Goodwill and intangible assets, net	42,537	43,004
Deferred income taxes	3,009	4,781
Long-term deferred assets	149,376	—
Other assets	10,870	8,179

Total assets	$1,338,253	$1,082,488

Liabilities and Stockholders’ Equity
Current liabilities:
Borrowings under term loans and lines of credit	$21,145	$28,548
Accounts payable	492,370	448,339
Payable to affiliates	72,351	85,871
Accrued liabilities	70,544	68,619
Other current liabilities	6,304	6,085
Current deferred liabilities	29,705	—
Income taxes payable	3,164	4,820

Total current liabilities	695,583	642,282

Long-term borrowings	47,471	1,153
Long-term liabilities	7,331	840
Long-term deferred liabilities	98,687	—
Deferred income taxes	990	988

Total liabilities	850,062	645,263

Minority interest in subsidiary	241	—

Stockholders’ equity:
Preferred stock	—	—
Common stock	30	29
Additional paid-in-capital	170,626	159,551
Accumulated other comprehensive income	16,571	12,701
Retained earnings	300,723	264,944

Total stockholders’ equity	487,950	437,225

Total liabilities and stockholders’ equity	$1,338,253	$1,082,488

SYNNEX Corporation

Consolidated Statements of Operations

(in thousands, except for per share amounts)

(unaudited)

	Three Months Ended August 31, 2006	Three Months Ended August 31, 2005	Nine Months Ended August 31, 2006	Nine Months Ended August 31, 2005
Revenue	$1,592,204	$1,391,590	$4,605,640	$4,047,681
Cost of revenue	1,519,486	1,332,612	4,399,564	3,876,013

Gross profit	72,718	58,978	206,076	171,668
Selling, general and administrative expenses	49,205	39,249	137,920	117,120

Income from continuing operations before non-operating items, income taxes and minority interest	23,513	19,729	68,156	54,548
Interest expense and finance charges, net	2,743	3,777	12,935	11,108
Other (income) expense, net	(265)	1,155	(56)	(501)

Income from continuing operations before income taxes and minority interest	21,035	14,797	55,277	43,941
Provision for income taxes	7,015	5,759	19,257	16,807
Minority interest in subsidiary	241	—	241	(58)

Income from continuing operations	13,779	9,038	35,779	27,192
Income from discontinued operations, net of tax	—	—	—	511
Gain on sale of discontinued operations, net of tax	—	—	—	12,323

Net income	$13,779	$9,038	$35,779	$40,026

Diluted earnings per share from continuing operations	$0.43	$0.29	$1.13	$0.87

Diluted earnings per share	$0.43	$0.29	$1.13	$1.28

Diluted weighted average common shares outstanding	31,878	31,120	31,673	31,177

SYNNEX Corporation

GAAP to Non-GAAP Reconciliation

(in thousands, except for per share amounts)

(unaudited)

The following tables reconcile GAAP to Non-GAAP financial information

1. Operating Expenses Reconciliation:

	Three Months Ended August 31, 2006	Three Months Ended August 31, 2005	Nine Months Ended August 31, 2006	Nine Months Ended August 31, 2005
Operating expenses - GAAP	$49,205	$39,249	$137,920	$117,120
Canadian restructuring charges	—	(842)	—	(2,482)
Share-based compensation expense	(925)	—	(2,585)	—

Operating expenses - non-GAAP	$48,280	$38,407	$135,335	$114,638

2. Income from Distribution Continuing Operations Reconciliation:
	Three Months Ended August 31, 2006	Three Months Ended August 31, 2005	Nine Months Ended August 31, 2006	Nine Months Ended August 31, 2005
Income from distribution continuing operations before non-operating items, income taxes and minority interest - GAAP	$22,034	$17,046	$61,884	$44,491
Canadian restructuring charges	—	842	—	2,482
Share-based compensation expense	852	—	2,367	—

Income from distribution continuing operations before non-operating items, income taxes and minority interest - non-GAAP	$22,886	$17,888	$64,251	$46,973

3. Income from Contract Assembly Continuing Operations Reconciliation:
	Three Months Ended August 31, 2006	Three Months Ended August 31, 2005	Nine Months Ended August 31, 2006	Nine Months Ended August 31, 2005
Income from contract assembly continuing operations before non-operating items, income taxes and minority interest - GAAP	$1,479	$2,683	$6,272	$10,057
Share-based compensation expense	73	—	218	—

Income from contract assembly continuing operations before non-operating items, income taxes and minority interest - non-GAAP	$1,552	$2,683	$6,490	$10,057

4. Operating Income Reconciliation:
	Three Months Ended August 31, 2006	Three Months Ended August 31, 2005	Nine Months Ended August 31, 2006	Nine Months Ended August 31, 2005
Income from continuing operations before non-operating items, income taxes and minority interest - GAAP	$23,513	$19,729	$68,156	$54,548
Canadian restructuring charges	—	842	—	2,482
Share-based compensation expense	925	—	2,585	—

Income from continuing operations before non-operating items, income taxes and minority interest - non-GAAP	$24,438	$20,571	$70,741	$57,030

5. Net Income Reconciliation:
	Three Months Ended August 31, 2006	Three Months Ended August 31, 2005	Nine Months Ended August 31, 2006	Nine Months Ended August 31, 2005
Net income - GAAP	$13,779	$9,038	$35,779	$40,026
Share-based compensation expense, net of tax	610	—	1,676	—
Canadian restructuring charges, net of tax	—	513	—	1,605
Penalty on early debt payment, net of tax	—	—	—	333
Gain on sale of Japan operations, net of tax	—	—	—	(12,323)
Loss on Japan investment, net of tax	—	995	—	438

Net income - non-GAAP	$14,389	$10,546	$37,455	$30,079

6. Diluted Earnings Per Share Reconciliation:
	Three Months Ended August 31, 2006	Three Months Ended August 31, 2005	Nine Months Ended August 31, 2006	Nine Months Ended August 31, 2005
Diluted earnings per share - GAAP	$0.43	$0.29	$1.13	$1.28
Share-based compensation expense, net of tax	0.02	—	0.05	—
Canadian restructuring charges, net of tax	—	0.02	—	0.06
Penalty on early debt payment, net of tax	—	—	—	0.01
Gain on sale of Japan operations, net of tax	—	—	—	(0.40)
Loss on Japan investment, net of tax	—	0.03	—	0.01

Diluted earnings per share - non-GAAP	$0.45	$0.34	$1.18	$0.96